Exhibit 99.1

May 6, 2026

Bridger Aerospace Reports First Quarter 2026 Results

First quarter 2026 revenue of $8.5 million, in line with guidance as the Company prepares for fire season

Based on current weather and environmental conditions, Bridger anticipates a highly active fire season

The Company reiterates 2026 guidance, including revenue expectations of $135 million to $145 million

BELGRADE, Mont.—(BUSINESS WIRE)— Bridger Aerospace Group Holdings, Inc. (“Bridger,” or “Bridger Aerospace” the “Company”) (NASDAQ: BAER, BAERW), one of the nation’s leading aerial firefighting companies, today reported financial results for the first quarter ended March 31, 2026.

Q1 2026 Financial Highlights:

•	Results reflected normal winter maintenance costs and seasonal flight activity while Bridger readies the fleet for flight activity during fire season

•	Continued progress on fleet expansion, including modification of additional surveillance aircraft with next-generation technology to support increased deployment capacity

•

First quarter 2026 revenue of $8.5 million compared to $15.6 million in the prior-year period, reflecting a return to typical seasonal trends due to an unusually strong prior-year period driven by the Palisades fire and lower Super Scooper aircraft deployment ahead of peak fire season

•

Net loss for the first quarter of 2026 was $(31.3) million, with Adjusted EBITDA of $(14.5) million, driven by normal winter maintenance costs and seasonal flight activity. First quarter 2025 net loss of $(15.5) million and Adjusted EBITDA of $(5.1) million was driven by increased revenue reflecting an unusually strong period driven by the Palisades fire

•	Active pursuit of wildfire contracting opportunities for Spanish Super Scoopers in Europe and in the U.S.

•	Reiterating full year 2026 guidance:

•

Revenue expected to be between $135 million and $145 million, representing 14% growth at the midpoint of the range and growth of 29% when excluding non-recurring return to service work on the Spanish Super Scoopers in 2025

•	Adjusted EBITDA expected to be between $55 million and $60 million, representing 27% growth at the midpoint of the range

“We entered 2026 focused on ensuring our industry-leading fleet was fully prepared for what we expect to be a very active fire season. We achieved our earliest-ever mobilization of a multi-mission aircraft, with flight activity beginning in February in Oklahoma. Our continued emphasis on year-round readiness drove typical first-quarter investments in winter maintenance and flight training, positioning us to ramp revenue as fire activity increases,” said Sam Davis, Chief Executive Officer of Bridger Aerospace.

Mr. Davis continued, “Looking ahead, early indicators point to elevated wildfire risk, driven by historically low snowpack in the West and widespread drought conditions across much of the country. We believe these dynamics have yet to fully manifest, as fuel build-up and fire severity continue to develop. March was the warmest on record in the U.S. in 132 years, underscoring the urgency of the environment we are operating in. Against this backdrop, Bridger stands ready to protect lives, property, and the environment.”

Q1 2026 and Recent Operational Highlights:

•

Secured a five-year, $18.6 million Indefinite Delivery Indefinite Quantity contract with the U.S. Department of the Interior to provide on-call fixed-wing transportation services in Alaska, supporting personnel and cargo transport to remote locations; contract runs from April 2026 through March 2031 and is expected to increase utilization of the Company’s expanded light fixed-wing fleet

•

Appointed Bill Andrews as Chief Operating Officer, effective March 2026, bringing more than 30 years of aerospace and aviation leadership experience to oversee fleet operations, maintenance, and mission support, with a focus on enhancing operational readiness, safety, and scalable growth

•

Appointed Justin Mogford as General Counsel and Corporate Secretary, effective April 2026, bringing extensive public company legal and aviation experience to lead the Company’s legal, compliance, and governance functions and support continued growth

•	Earliest deployment in Company history with federal multi-mission sensor aircraft indicates active management of year-round wildfire threats and positioning for peak activity

•

Millions of acres flown with sensor aircraft to map and live-stream situational awareness to fire teams in states seeing early and intense fire activity such as Nebraska, Florida, Oklahoma, Texas, Arizona and North Carolina

First Quarter 2026 Results

Revenue for the first quarter of 2026 was $8.5 million compared to $15.6 million in the first quarter of 2025, a decrease of 46%. Excluding a decrease in the return-to-service work performed on the Spanish Scoopers in connection with our partnership agreement with MAB Funding, LLC, the decrease in revenue was primarily driven by the seasonal nature of Bridger’s business, as the first quarter typically reflects lower wildfire activity and reduced aircraft deployment relative to peak fire season. The Company utilized the quarter to position its fleet and operations in advance of the 2026 fire season.

Cost of revenues was $17.0 million in the first quarter of 2026 compared to $17.2 million in the first quarter of 2025.

Selling, general and administrative expenses (“SG&A”) were $16.7 million in the first quarter of 2026 compared to $8.6 million in the first quarter of 2025, reflecting higher non-cash stock-based compensation expense, an increase in the fair value of warrants, and an increase in workforce costs.

Interest expense for the first quarter of 2026 was $6.2 million compared to $5.7 million in the first quarter of 2025.

Net loss was $31.3 million in the first quarter of 2026 compared to a net loss of $15.5 million in the first quarter of 2025. Loss per diluted share was $(0.69) for the first quarter of 2026 compared to $(0.41) per diluted share in the first quarter of 2025. Adjusted EBITDA was $(14.5) million in the first quarter of 2026 compared to $(5.1) million in the first quarter of 2025.

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA are attached as Exhibit A to this release.

As of March 31, 2026, cash and cash equivalents were $9.0 million compared to $31.4 million as of December 31, 2025. The decrease in cash from year end primarily reflects seasonal working capital usage, timing of receipts, strategic investment for future contracts and continued investment in fleet readiness and operations ahead of the fire season.

Business Outlook

The Company is reiterating its full year 2026 guidance. Revenue is expected to be between $135 million and $145 million, representing 14% growth at the midpoint of the range and 29% growth when excluding revenue associated with return to service work in 2025. Adjusted EBITDA is expected to be between $55 million and $60 million, representing 27% growth at the midpoint of the range.

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA are attached as Exhibit A to this release.

Conference Call

Bridger Aerospace will hold an investor conference call today, May 6, 2026, at 5:00 p.m. Eastern Time (3:00 p.m. Mountain Time) to discuss these results and its business outlook. Interested parties can access the conference call by dialing 1-800-225-9448 or 1-203-518-9708. When prompted, please provide the Conference ID: BRIDGER The conference call will also be broadcast live on the Investor Relations section of our website at https://ir.bridgeraerospace.com. An audio replay will be available through May 12, 2026, by calling 844-512-2921 or 412-317-6671 and using the passcode 11161408. The replay will also be accessible at https://ir.bridgeraerospace.com.

About Bridger Aerospace

Based in Belgrade, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation, as well as internationally. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com.

Forward Looking Statements

Certain statements included in this press release that are not historical facts (including any statements concerning plans and objectives of management for future operations of economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, 1) the anticipated expansion of Bridger’s operations and increased deployment of Bridger’s aircraft fleet, the anticipated benefits therefrom and the ultimate structure of such acquisitions and/or right to use arrangements; (2) Bridger’s business and growth plans and future financial performance; (3) current and future demand for aerial firefighting services, including the duration or severity of any domestic or international wildfire seasons; (4) the magnitude, timing and benefits from any cost reduction actions; (5) Bridger’s exploration of, need for, or completion of any future financings; (6) Bridger’s potential sources of liquidity and capital resources; and (7) anticipated investments in additional aircraft, capital resources and research and development and the effect of these investments. These statements are based on various assumptions and estimates, whether or not identified in this press release, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to: the duration or severity of any domestic or international wildfire seasons; changes in domestic and foreign business, market, financial, political and legal conditions; Bridger’s failure to realize the anticipated benefits of any acquisitions; Bridger’s successful integration of any aircraft (including achievement of synergies and cost reductions); Bridger’s ability to successfully and timely develop, sell and expand its services, and otherwise implement its growth strategy; risks relating to Bridger’s operations and business, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees; risks related to increased competition; risks relating to potential disruption of current plans, operations and infrastructure of Bridger, including as a result of the consummation of any acquisition; risks that Bridger is unable to secure or protect its intellectual property; risks that Bridger experiences difficulties managing its growth and expanding operations; Bridger’s ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share; the ability to successfully select, execute or integrate future acquisitions into Bridger’s business, which could result in material adverse effects to operations and financial conditions; and those factors discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in Bridger’s Annual Report filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 6, 2026 for the fiscal year ended December 31, 2025 and in subsequent filings made by Bridger with the SEC from time to time. If any of these risks materialize or Bridger management’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this press release. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	For the three months ended March 31,
(dollars in thousands, except per share amounts)	2026	2025
Revenues	$8,512	$15,646
Cost of revenues:
Flight operations	6,561	6,252
Maintenance	10,487	10,955

Total cost of revenues	17,048	17,207

Gross loss	(8,536)	(1,561)
Selling, general and administrative expense	(16,730)	(8,590)
Interest expense	(6,150)	(5,735)
Other income	140	599

Loss before income taxes	$(31,276)	$(15,287)
Income tax expense	(28)	(251)

Net loss	$(31,304)	$(15,538)

Series A Preferred Stock – adjustment to maximum redemptions value	(7,028)	(6,561)

Loss attributable to Common stockholders - basic and diluted	$(38,332)	$(22,099)

Loss per share - basic and diluted	$(0.69)	$(0.41)
Weighted average Common Stock outstanding - basic and diluted	55,289,231	53,814,596

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

dollars in thousands	As of March 31, 2026	As of December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$9,000	$31,381
Accounts receivable	6,838	3,190
Aircraft support parts	1,239	1,654
Prepaid expenses and other current assets	2,147	3,994

Total current assets	19,224	40,219
Property, plant and equipment, net	221,998	218,814
Intangible assets, net	5,912	6,023
Goodwill	20,888	20,888
Other noncurrent assets	46,349	44,362

Total assets	$314,371	$330,306
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$5,817	$3,417
Accrued expenses and other current liabilities	9,652	9,794
Operating right-of-use current liability	2,954	2,384
Current portion of long-term debt, net of debt issuance costs	2,920	926

Total current liabilities	21,343	16,521
Long-term accrued expenses and other noncurrent liabilities	12,675	7,576
Operating right-of-use noncurrent liability	30,289	29,163
Long-term debt, net of debt issuance costs	215,897	212,380

Total liabilities	$280,204	$265,640
COMMITMENTS AND CONTINGENCIES
MEZZANINE EQUITY
Series A Preferred Stock	414,285	407,257
STOCKHOLDERS’ DEFICIT
Common Stock	6	6
Additional paid-in capital	77,350	82,315
Accumulated deficit	(456,403)	(425,099)
Accumulated other comprehensive income	(1,071)	187

Total stockholders’ deficit	(380,118)	(342,591)

Total liabilities, mezzanine equity, and stockholders’ deficit	$314,371	$330,306

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the three months ended March 31,
dollars in thousands	2026	2025
Cash Flows from Operating Activities:
Net loss	$(31,304)	$(15,538)
Adjustments to reconcile net loss to net cash used in operating activities, net of acquisitions:
Loss on disposal of fixed assets	82	(111)
Depreciation and amortization	2,050	1,979
Impairment of long-lived assets	—	—
Stock-based compensation expense	2,432	1,991
Deferred tax benefit	—	—
Change in fair value of the Warrants	5,063	266
Amortization of debt issuance costs	524	252
Change in fair value of earnout consideration	(30)	(152)
Changes in operating assets and liabilities
Accounts receivable	(3,663)	(4,294)
Aircraft support parts	415	(12)
Prepaid expense and other current and noncurrent assets	2,938	1,024
Accounts payable, accrued expenses and other liabilities	376	(3,061)

Net cash used in operating activities	(21,117)	(17,656)
Cash Flows from Investing Activities:
Sale of property, plant and equipment	—	948
Purchases and improvements of property, plant and equipment	(5,697)	(3,311)
Capitalized costs related to in-process research and development (“IPR&D”)	(288)	(280)
Collection of note receivable	—	—

Net cash used in investing activities	(5,985)	(2,643)
Cash Flows from Financing Activities:
Drawdown of revolving credit facility	6,000	—
Repayments on debt	(710)	(812)
Cash paid for taxes related to net share settlement of equity awards	(520)	(342)
Payment of finance lease liability	(7)	(5)

Net cash provided by (used in) financing activities	4,763	(1,159)

Effects of exchange rate changes	(42)	(32)
Net change in cash, cash equivalents and restricted cash	(22,381)	(21,490)
Cash, cash equivalents and restricted cash – beginning of the period	31,381	53,083

Cash, cash equivalents and restricted cash – end of the period	$9,000	$31,593

Less: Restricted cash – end of the period	—	9,244

Cash and cash equivalents – end of the period	$9,000	$22,349

EXHIBIT A

Non-GAAP Results and Reconciliations

Although Bridger believes that net income or loss, as determined in accordance with GAAP, is the most appropriate earnings measure, we use EBITDA and Adjusted EBITDA as key profitability measures to assess the performance of our business. Bridger believes these measures help illustrate underlying trends in our business and use the measures to establish budgets and operational goals, and communicate internally and externally, in managing our business and evaluating its performance. Bridger also believes these measures help investors compare our operating performance with its results in prior periods in a way that is consistent with how management evaluates such performance.

Each of the profitability measures described below is not recognized under GAAP and does not purport to be an alternative to net income or loss determined in accordance with GAAP as a measure of our performance. Such measures have limitations as analytical tools, and you should not consider any of such measures in isolation or as substitutes for our results as reported under GAAP. EBITDA and Adjusted EBITDA exclude items that can have a significant effect on our profit or loss and should, therefore, be used only in conjunction with our GAAP profit or loss for the period. Bridger’s management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.

Bridger does not provide a reconciliation of forward-looking measures where Bridger believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts, such as acquisition costs, integration costs and loss on the disposal or obsolescence of aging aircraft. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of Bridger’s control or cannot be reasonably predicted. For the same reasons, Bridger is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the interest expense, income tax expense (benefit) and depreciation and amortization of property, plant and equipment and intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).

Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA certain costs that are required to be expensed in accordance with GAAP, including Adjusted EBITDA non-cash stock-based compensation, business development and integration expenses, offering costs, non-cash adjustments to fair value of earnout consideration, and non-cash adjustments to the fair value of warrants. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

The following table reconciles net (loss) income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for the three months ended March 31, 2026 and 2025.

dollars in thousands	Three months ended March 31, 2026	Three Months Ended March 31, 2025
Net loss	$(31,304)	$(15,538)
Income tax expense	28	251
Depreciation and amortization	2,050	1,980
Interest expense	6,150	5,735

EBITDA	(23,076)	(7,572)

Stock-based compensation[1]	2,432	1,991
Business development & integration expenses[2]	804	232
Change in fair value of earnout consideration[3]	(30)	(152)
Change in fair value of Warrants[4]	5,063	266
Offering costs5	42	158
Non-recurring executive transition costs[6]	284	—

Adjusted EBITDA	$(14,481)	$(5,077)

1.	Represents non-cash stock-based compensation expense associated with employee and non-employee equity and liability classified awards.
2.	Represents expenses related to integration costs for completed acquisitions and expenses related to potential acquisition targets and additional business lines.
3.	Represents non-cash fair value adjustment for earnout consideration issued in connection with the acquisitions of Ignis Technologies, Inc. and Flight Test & Mechanical Solutions, Inc.
4.	Represents the non-cash fair value adjustment for Warrants issued in connection with the Reverse Recapitalization.
5.	Represents one-time costs for professional service fees related to the preparation for potential offerings that have been expensed during the period.
6.	Represents expenses associated with the build out and transition of the executive leadership team.

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Investor Contact

Tom Cook

BridgerAerospaceIR@icrinc.com

Media Contact

Devin Johnson

Bridger Aerospace

406-919-5980

d.johnson@bridgeraerospace.com

Source: Bridger Aerospace Group Holdings, Inc.